FNF Reports Fourth Quarter and Full Year 2021 Financial Results

Jacksonville, Fla. – (February 23, 2022) - Fidelity National Financial, Inc. (NYSE:FNF) (the Company), a leading provider of title insurance and transaction services to the real estate and mortgage industries and a leading provider of insurance solutions serving retail annuity and life customers and institutional clients through FNF’s wholly-owned subsidiary, F&G, today reported financial results for the fourth quarter and twelve months (full year) ended December 31, 2021. FNF acquired F&G on June 1, 2020 and financial results for full year 2020 include F&G results for the partial year period subsequent to the acquisition.

Net earnings available to common shareholders for the fourth quarter of $533 million, or $1.87 per diluted share (per share), compared to $801 million, or $2.73 per share, for the fourth quarter of 2020. Full year net earnings available to common shareholders of $2.4 billion, or $8.44 per share, compared to $1.4 billion, or $4.99 per share, for the year ended December 31, 2020. Net earnings available to common shareholders include mark-to-market effects, non-recurring items and discontinued operations; all of which are excluded from adjusted net earnings available to common shareholders.

Adjusted net earnings available to common shareholders (adjusted net earnings) for the fourth quarter of $616 million, or $2.16 per share, compared to $588 million, or $2.01 per share, for the fourth quarter of 2020. Full year adjusted net earnings of $2.3 billion, or $7.90 per share, compared to $1.5 billion, or $5.34 per share, for the year ended December 31, 2020.

Company Highlights

•Strong profitability: Adjusted net earnings increased 5% over fourth quarter 2020 and 49% over full year 2020, driven by Title’s record top line performance and industry leading margins, F&G’s record sales boosting asset growth, and strong execution across the team
•Robust continued demand across mortgage market: Total revenue of $4.8 billion and $15.6 billion for the quarter and full year, respectively. Total revenue, excluding recognized gains and losses, of $4.6 billion for the fourth quarter, a 43% increase over fourth quarter 2020, and a record $15.3 billion for the full year, a 49% increase over full year 2020 primarily driven by strong Title segment performance
•Strong growth for F&G continues: F&G total sales of $2.2 billion for the fourth quarter, a 50% increase over fourth quarter 2020, and a record $9.6 billion for the full year, a 98% increase over full year 2020 from expansion into new channels
•Significant deployable capital: FNF has repurchased 2.1 million shares for a total $104 million, at an average price of $50.70 per share, in the fourth quarter. For the full year 2021, FNF has repurchased 10.2 million shares for a total $461 million, at an average price of $45.22 per share, and paid common dividends at $1.56 per share for a total $446 million reflecting 16% growth over full year 2020. FNF ended the year with $1.5 billion in cash and short-term liquid investments at the holding company
•Ratings momentum: FNF ratings were placed on Rating Watch Positive by Fitch Ratings and F&G ratings were placed on Review for Upgrade by Moody's Investors Service in the fourth quarter
•Executive management transition: In January, announced Mike Nolan appointed Chief Executive Officer and Randy Quirk appointed Executive Vice-Chairman of the Board of Directors, effective February 1, 2022

William P. Foley, II, commented, “We have continued to deliver outstanding results as we increased revenues 27% to $4.8 billion in the fourth quarter, while our full year 2021 revenues grew 45% to a record $15.6 billion. Our Title business continued to perform at record levels despite the decline in refinance volumes and F&G’s expansion into new institutional channels positions us well for continued strong asset growth. Importantly, our results validate our vision of putting these two dynamic businesses together as we build a company that has a resilient financial model designed to deliver earnings through varying market cycles.”

Mr. Foley concluded, “Our disciplined strategy is focused on returning capital to shareholders, while making strategic investments in our businesses to drive profitable growth and attractive returns for all of our stakeholders. Our holding company cash balance held steady at $1.5 billion, generated from a record level of net cash from operations in recent quarters. During the fourth quarter, we deployed $231 million through our quarterly dividend and share repurchase program. Over the last year, we have paid $446 million in common dividends and repurchased $461 million of shares as we returned over $900 million of capital to our shareholders.”

Summary Financial Results

(In millions, except per share data)	Quarterly		Year to Date
(in millions, except per share data)	4Q21	4Q20	2021	2020
Total revenue	$4,797	$3,770	$15,643	$10,778
F&G total sales[1]	$2,195	$1,459	$9,592	$4,837
Total assets	$60,690	$50,455	$60,690	$50,455
Adjusted pre-tax title margin	22.4%	22.7%	21.7%	19.6%
Net earnings available to common shareholders	$533	$801	$2,422	$1,427
Net earnings available to common shareholders per share	$1.87	$2.73	$8.44	$4.99
Adjusted Net Earnings[1]	$616	$588	$2,268	$1,526
Adjusted Net Earnings per share[1]	$2.16	$2.01	$7.90	$5.34
Weighted average common diluted shares	285	293	287	286
Total common shares outstanding	284	291	284	291

Fourth Quarter and Full Year 2021 Consolidated Financial Results

Net earnings available to common shareholders for the fourth quarter of 2021 of $533 million, or $1.87 per share, compared to $801 million, or $2.73 per share, for the fourth quarter of 2020. Net earnings available to common shareholders for the fourth quarter of 2021 includes $65 million net unfavorable mark-to-market effects and $18 million other unfavorable items; all of which are excluded from adjusted net earnings.

Net earnings available to common shareholders for the full year of 2021 of $2.4 billion, or $8.44 per share, compared to $1.4 billion, or $4.99 per share, for the full year 2020. Net earnings available to common shareholders of 2021 includes $224 million one-time favorable adjustment from F&G’s actuarial system conversion and $6 million net favorable mark-to-market effects, partially offset by $84 million other unfavorable items; all of which are excluded from adjusted net earnings.

Adjusted net earnings for the fourth quarter of 2021 of $616 million, or $2.16 per share, compared to $588 million, or $2.01 per share, for the fourth quarter of 2020. The increase from the prior year quarter was driven by Title’s record revenue and strong pre-tax title margin, as well as F&G’s sales boosting asset growth.

Adjusted net earnings for the full year 2021 of $2.3 billion, or $7.90 per share, compared to $1.5 billion, or $5.34 per share, for the full year 2020. The increase from the prior year was driven by Title’s top line performance and industry leading margins, F&G’s record sales boosting asset growth, and strong execution across the team.
1 See definition of non-GAAP measures below

Segment Financial Results

Title
This segment consists of the operations of the Company’s title insurance underwriters and related businesses, which provide core title insurance and escrow and other title-related services including trust activities, trustee sales guarantees, and home warranty products. This segment also includes the Company’s transaction services business, which includes other title-related services used in the production and management of mortgage loans.

Fourth Quarter 2021 Highlights

Mike Nolan, Chief Executive Officer, said, “We delivered record adjusted pre-tax title earnings of $717 million and an adjusted pre-tax title margin of 22.4% in the fourth quarter. Momentum in our residential purchase and commercial revenue more than offset the ongoing and expected contraction in refinance volumes, which hold a significantly lower fee per file. Looking ahead to 2022, we are well-positioned for success with scale advantage as the nationwide market leader, technology driven innovation, growth and efficiency, and our disciplined operating strategy.”

•Total revenue of $3.1 billion, versus $3.0 billion in total revenue in the fourth quarter of 2020
•Total revenue, excluding recognized gains and losses, of $3.2 billion, a 16% increase over $2.8 billion for the fourth quarter of 2020
◦Direct title premiums of $1.0 billion, a 21% increase over fourth quarter of 2020
◦Agency title premiums of $1.4 billion, a 23% increase over fourth quarter of 2020
◦Commercial revenue of $546 million, a 70% increase over fourth quarter of 2020
•Purchase orders opened increased 2% on a daily basis and purchase orders closed increased 4% on a daily basis over fourth quarter of 2020
•Refinance orders opened decreased 44% on a daily basis and refinance orders closed decreased 39% on a daily basis from fourth quarter of 2020
•Commercial orders opened increased 13% and commercial orders closed increased 17% over fourth quarter of 2020
•Total fee per file of $3,023 for the fourth quarter, a 43% increase over fourth quarter of 2020

Fourth Quarter 2021 Financial Results

•Industry-leading pre-tax title margin of 18.5% and adjusted pre-tax title margin of 22.4% for the fourth quarter of 2021, compared to 29.4% and 22.7%, respectively, in the fourth quarter of 2020
•Pre-tax earnings from continuing operations in Title for the fourth quarter of $567 million, compared to $896 million for the fourth quarter of 2020
•Adjusted pre-tax earnings in Title for the fourth quarter of $717 million compared to $624 million for the fourth quarter of 2020. The increase from the prior year quarter was driven by record revenue and strong pre-tax title margin

Full year 2021 Financial Results

•Total revenue, excluding recognized gains and losses, of $11.9 billion for the full year, a 29% increase over $9.2 billion for the full year 2020
•Industry-leading pre-tax title margin of 18.6% and adjusted pre-tax title margin of 21.7% for the full year, compared to 20.0% and 19.6%, respectively, for the full year 2020; primarily driven by the Company’s market leading position combined with noteworthy execution

•Pre-tax earnings from continuing operations in Title for the full year of $2.1 billion compared to $1.9 billion for the full year 2020
•Adjusted pre-tax earnings in Title for the full year of $2.6 billion compared to $1.8 billion for the full year 2020. The increase from the prior year was driven by both record revenue and pre-tax title margin

F&G
This segment consists of operations of FNF’s wholly-owned subsidiary F&G, a leading provider of insurance solutions serving retail annuity and life customers and funding agreement and pension risk transfer institutional clients.

Chris Blunt, President and Chief Executive Officer of F&G, commented, “The benefits from our diversified growth strategy generated fourth quarter sales of $2.2 billion and full year sales of $9.6 billion, nearly double the prior year. We ended the year with assets under management of $36.5 billion and are well ahead of our goal of doubling assets under management over five years, as outlined at the time of our acquisition by FNF. Looking ahead to 2022, we are well-positioned for sustainable growth in sales and assets under management while consistently managing spread.”

Fourth Quarter 2021

•Total sales of $2.2 billion for the fourth quarter, an increase of 50% over the fourth quarter 2020, reflecting successful execution of F&G’s diversified growth strategy with a disciplined approach to pricing
•Retail sales of $1.4 billion for the fourth quarter, an increase of 5% over the fourth quarter 2020, driven by steady growth in the independent agent, bank and broker dealer channels
•Institutional sales of $811 million includes $776 million of pension risk transfer transactions and funding agreement issuance of $35 million for the fourth quarter, compared to $100 million funding agreement issuance for the fourth quarter 2020; reflects entrance into new markets
•Average assets under management (AAUM) of $35.7 billion for the fourth quarter, up 9% from $32.7 billion in the sequential quarter and 28% from $27.9 billion in the fourth quarter 2020, driven by net new business asset flows.
•Net earnings for F&G for the fourth quarter of $121 million compared to $137 million for the fourth quarter of 2020
•Adjusted net earnings for F&G for the fourth quarter of $90 million compared to $128 million for the fourth quarter of 2020 which included $68 million of net favorable notable items. Adjusted net earnings excluding notable items were $87 million in the fourth quarter, an increase of $27 million compared to $60 million in the prior year quarter, driven by growth in assets under management

Full Year 2021

•Total sales record of $9.6 billion for the full year, an increase of 98% over the full year 2020, reflecting execution of the Company’s diversified growth strategy with a disciplined approach to pricing
•Retail sales record of $6.1 billion for the full year, an increase of 43% over the full year 2020, driven by ongoing growth in independent agent distribution and continued expansion in bank and broker dealer channels
•Institutional sales of $3.5 billion for the full year, including funding agreement issuances of $2.3 billion and pension risk transfer transactions of nearly $1.2 billion; reflects entrance into new markets
•Average assets under management (AAUM) of $31.9 billion for the full year. Ending assets under management (AUM) of $36.5 billion at December 31, 2021
•Net earnings for F&G for the full year of $865 million
•Adjusted net earnings for F&G for the full year of $361 million primarily driven by strong growth in assets under management

Conference Call
We will host a call with investors and analysts to discuss fourth quarter and full year 2021 FNF results on Thursday, February 24, 2022, beginning at 10:00 a.m. Eastern Time. A live webcast of the conference call will be available on the Events and Multimedia page of the FNF Investor Relations website at fnf.com. The conference call replay will be available via webcast through the FNF Investor Relations website at fnf.com. The telephone replay will be available from 1:00 p.m. Eastern Time on February 24, 2022, through March 3, 2022, by dialing 1-844-512-2921 (USA) or 1-412-317-6671 (International). The access code will be 13726447. An expanded quarterly financial supplement providing F&G segment results is available on the FNF Investor Relations website.

About Fidelity National Financial, Inc.
Fidelity National Financial, Inc. (NYSE: FNF) is a leading provider of title insurance and transaction services to the real estate and mortgage industries. FNF is the nation’s largest title insurance company through its title insurance underwriters - Fidelity National Title, Chicago Title, Commonwealth Land Title, Alamo Title and National Title of New York - that collectively issue more title insurance policies than any other title company in the United States. More information about FNF can be found at fnf.com.

About F&G
F&G is part of the FNF family of companies. F&G is committed to helping Americans turn their aspirations into reality. F&G is a leading provider of insurance solutions serving retail annuity and life customers and institutional clients and is headquartered in Des Moines, Iowa. For more information, please visit fglife.com.

Use of Non-GAAP Financial Information
Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, this earnings release includes non-GAAP financial measures, which the Company believes are useful to help investors better understand its financial performance, competitive position and prospects for the future. These non-GAAP measures include, adjusted net earnings per share, adjusted pre-tax title earnings, adjusted pre-tax title earnings as a percentage of adjusted title revenue (adjusted pre-tax title margin), adjusted net earnings attributable to common shareholders (adjusted net earnings), net investment spread, assets under management (AUM), average assets under management (AAUM) and sales.

Management believes these non-GAAP financial measures may be useful in certain instances to provide additional meaningful comparisons between current results and results in prior operating periods. Our non-GAAP measures may not be comparable to similarly titled measures of other organizations because other organizations may not calculate such non-GAAP measures in the same manner as we do.

The presentation of this financial information is not intended to be considered in isolation of or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. By disclosing these non-GAAP financial measures, FNF believes it offers investors a greater understanding of, and an enhanced level of transparency into, the means by which the Company’s management operates the Company.

Any non-GAAP measures should be considered in context with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP net earnings, net earnings attributable to common shareholders, net earnings per share, or any other measures derived in accordance with GAAP as measures of operating performance or liquidity. Further, FNF's non-GAAP measures may be calculated differently from similarly titled measures of other companies. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are provided below.

Forward-Looking Statements and Risk Factors
This press release contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements regarding our expectations, hopes, intentions or strategies regarding the future are forward-looking statements. Forward-looking statements are based on management's beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to: the potential impact of the consummation of the F&G transaction on relationships, including with employees, suppliers, customers and competitors; changes in general economic, business, political and COVID-19 conditions, including changes in the financial markets; weakness or adverse changes in the level of real estate activity, which may be caused by, among other things, high or increasing interest rates, a limited supply of mortgage funding or a weak U. S. economy; our potential inability to find suitable acquisition candidates; our dependence on distributions from our title insurance underwriters as a main source of cash flow; significant competition that F&G and our operating subsidiaries face; compliance with extensive government regulation of our operating subsidiaries; and other risks detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of FNF's Form 10-K and other filings with the Securities and Exchange Commission (SEC).
FNF-E

SOURCE: Fidelity National Financial, Inc.

CONTACT:
Lisa Foxworthy-Parker
SVP of Investor & External Relations
Investors@fnf.com
515.330.3307

FIDELITY NATIONAL FINANCIAL, INC.
FOURTH QUARTER SEGMENT INFORMATION
(In millions, except order information in thousands)
(Unaudited)

	Consolidated	Title	F&G	Corporate and Other
Three Months Ended
December 31, 2021
Direct title premiums	$1,025	$1,025	$—	$—
Agency title premiums	1,350	1,350	—	—
Escrow, title related and other fees	1,672	795	838	39
Total title and escrow	4,047	3,170	838	39

Interest and investment income	537	26	511	—
Recognized gains and losses, net	213	(135)	345	3
Total revenue	4,797	3,061	1,694	42

Personnel costs	932	874	36	22
Agent commissions	1,034	1,034	—	—
Other operating expenses	497	444	29	24
Benefits & other policy reserve changes	1,404	—	1,404	—
Depreciation and amortization	105	35	65	5
Provision for title claim losses	107	107	—	—
Interest expense	31	—	8	23
Total expenses	4,110	2,494	1,542	74

Pre-tax earnings (loss) from continuing operations	$687	$567	$152	$(32)

Income tax expense (benefit)	158	122	31	5
Earnings (loss) from equity investments	10	10	—	—
Earnings (loss) from discontinued operations, net of tax	—	—	—	—
Non-controlling interests	6	6	—	—

Net earnings (loss) attributable to common shareholders	$533	$449	$121	$(37)

EPS from continuing operations attributable to common shareholders - basic	$1.89
EPS from discontinued operations attributable to common shareholders - basic	—
EPS attributable to common shareholders - basic	$1.89

EPS from continuing operations attributable to common shareholders - diluted	$1.87
EPS from discontinued operations attributable to common shareholders - diluted	—
EPS attributable to common shareholders - diluted	$1.87

Weighted average shares - basic	282
Weighted average shares - diluted	285

FIDELITY NATIONAL FINANCIAL, INC.
FOURTH QUARTER SEGMENT INFORMATION
(In millions, except order information in thousands)
(Unaudited)

	Consolidated	Title	F&G	Corporate and Other
Three Months Ended
December 31, 2021
Net earnings (loss) attributable to common shareholders	$533	$449	$121	$(37)

Loss from discontinued operations, net of tax	—	—	—	—

Net earnings (loss) from continuing operations attributable to common shareholders	$533	$449	$121	$(37)

Pre-tax earnings (loss) from continuing operations	$687	$567	$152	$(32)

Non-GAAP Adjustments
Recognized (gains) and losses, net	56	135	(76)	(3)
Indexed product related derivatives	32	—	32	—
Purchase price amortization	25	15	6	4

Adjusted pre-tax earnings (loss)	$800	$717	$114	$(31)

Total non-GAAP, pre-tax adjustments	$113	$150	$(38)	$1
Income taxes on non-GAAP adjustments	(30)	(36)	7	(1)
Total non-GAAP adjustments	$83	$114	$(31)	$—

Adjusted net earnings (loss) from continuing operations attributable to common shareholders	$616	$563	$90	$(37)

Adjusted EPS from continuing operations attributable to common shareholders - diluted	2.16

FIDELITY NATIONAL FINANCIAL, INC.
FOURTH QUARTER SEGMENT INFORMATION
(In millions, except order information in thousands)
(Unaudited)

	Consolidated	Title	F&G	Corporate and Other
Three Months Ended
December 31, 2020
Direct title premiums	$845	$845	$—	$—
Agency title premiums	1,102	1,102	—	—
Escrow, title related and other fees	891	775	58	58
Total title and escrow	2,838	2,722	58	58

Interest and investment income	359	31	327	1
Recognized gains and losses, net	573	290	282	1
Total revenue	3,770	3,043	667	60

Personnel costs	863	786	33	44
Agent commissions	842	842	—	—
Other operating expenses	453	396	30	27
Benefits & other policy reserve changes	460	—	460	—
Depreciation and amortization	107	36	64	7
Provision for title claim losses	87	87	—	—
Interest expense	28	—	8	20
Total expenses	2,840	2,147	595	98

Pre-tax earnings (loss)	$930	$896	$72	$(38)

Income tax expense (benefit)	128	192	(67)	3
Earnings from equity investments	6	6	—	—
Earnings (loss) from discontinued operations, net of tax	(2)	—	(2)	—
Non-controlling interests	5	5	—	—

Net earnings (loss) attributable to common shareholders	$801	$705	$137	$(41)

EPS from continuing operations attributable to common shareholders - basic	$2.75
EPS from discontinued operations attributable to common shareholders - basic	$(0.01)
EPS attributable to common shareholders - basic	$2.74

EPS from continuing operations attributable to common shareholders - diluted	$2.74
EPS from discontinued operations attributable to common shareholders - diluted	$(0.01)
EPS attributable to common shareholders - diluted	$2.73

Weighted average shares - basic	292
Weighted average shares - diluted	293

FIDELITY NATIONAL FINANCIAL, INC.
FOURTH QUARTER SEGMENT INFORMATION
(In millions, except order information in thousands)
(Unaudited)

	Consolidated	Title	F&G	Corporate and Other
Three Months Ended
December 31, 2020
Net earnings (loss) attributable to common shareholders	$801	$705	$137	$(41)

Loss from discontinued operations, net of tax	$(2)	$—	$(2)	$—

Net earnings (loss) from continuing operations, attributable to common shareholders	$803	$705	$139	$(41)

Pre-tax earnings (loss) from continuing operations	930	896	72	(38)

Non-GAAP Adjustments
Recognized (gains) and losses, net	(367)	(290)	(76)	(1)
Indexed product related derivatives	54	—	54	—
Purchase price amortization	29	18	7	4
Transaction costs	5	—	4	1

Adjusted pre-tax earnings (loss)	$651	$624	$61	$(34)

Total non-GAAP, pre-tax adjustments	$(279)	$(272)	$(11)	$4
Income taxes on non-GAAP adjustments	64	65	—	(1)
Total non-GAAP adjustments	$(215)	$(207)	$(11)	$3

Adjusted net earnings attributable to common shareholders	$588	$498	$128	$(38)

Adjusted EPS attributable to common shareholders - diluted	$2.01

FIDELITY NATIONAL FINANCIAL, INC.
YTD SEGMENT INFORMATION
(In millions, except order information in thousands)
(Unaudited)

	Consolidated	Title	F&G	Corporate and Other
Twelve Months Ended
December 31, 2021
Direct title premiums	$3,571	$3,571	$—	$—
Agency title premiums	4,982	4,982	—	—
Escrow, title related and other fees	4,795	3,228	1,395	172
Total title and escrow	13,348	11,781	1,395	172

Interest and investment income	1,961	109	1,852	—
Recognized gains and losses, net	334	(393)	715	12
Total revenue	15,643	11,497	3,962	184

Personnel costs	3,528	3,292	129	107
Agent commissions	3,821	3,821	—	—
Other operating expenses	1,929	1,725	105	99
Benefits & other policy reserve changes	2,138	—	2,138	—
Depreciation and amortization	645	138	484	23
Provision for title claim losses	385	385	—	—
Interest expense	114	—	29	85
Total expenses	12,560	9,361	2,885	314

Pre-tax earnings (loss) from continuing operations	$3,083	$2,136	$1,077	$(130)

Income tax expense (benefit)	713	511	220	(18)
Earnings (loss) from equity investments	64	58	—	6
Earnings from discontinued operations, net of tax	8	—	8	—
Non-controlling interests	20	19	—	1

Net earnings (loss) attributable to common shareholders	$2,422	$1,664	$865	$(107)

EPS from continuing operations attributable to common shareholders - basic	$8.47
EPS from discontinued operations attributable to common shareholders - basic	0.03
EPS attributable to common shareholders - basic	$8.50

EPS from continuing operations attributable to common shareholders - diluted	$8.41
EPS from discontinued operations attributable to common shareholders - diluted	0.03
EPS attributable to common shareholders - diluted	$8.44

Weighted average shares - basic	285
Weighted average shares - diluted	287

FIDELITY NATIONAL FINANCIAL, INC.
YTD SEGMENT INFORMATION
(In millions, except order information in thousands)
(Unaudited)

	Consolidated	Title	F&G	Corporate and Other
Twelve Months Ended
December 31, 2021
Net earnings (loss) attributable to common shareholders	$2,422	$1,664	$865	$(107)

Earnings from discontinued operations, net of tax	8	—	8	—

Net earnings (loss) from continuing operations attributable to common shareholders	$2,414	$1,664	$857	$(107)

Pre-tax earnings (loss) from continuing operations	$3,083	$2,136	$1,077	$(130)

Non-GAAP Adjustments
Recognized (gains) and losses, net	62	393	(319)	(12)
Indexed product related derivatives	(52)	—	(52)	—
Purchase price amortization	99	57	26	16
Transaction costs	13	—	5	8
Other non-recurring items(1)	(284)	—	(284)	—

Adjusted pre-tax earnings (loss)	$2,921	$2,586	$453	$(118)

Total non-GAAP, pre-tax adjustments	$(162)	$450	$(624)	$12
Income taxes on non-GAAP adjustments	17	(108)	128	(3)
Non-controlling interest on non-GAAP adjustments	(1)	—	—	(1)
Total non-GAAP adjustments	$(146)	$342	$(496)	$8

Adjusted net earnings (loss) from continuing operations attributable to common shareholders	$2,268	$2,006	$361	$(99)

Adjusted EPS from continuing operations attributable to common shareholders - diluted	$7.90

(1) See Non-GAAP Measures and Other Information

FIDELITY NATIONAL FINANCIAL, INC.
YTD SEGMENT INFORMATION
(In millions, except order information in thousands)
(Unaudited)

			F&G
Twelve Months Ended	Consolidated	Title		Corporate and Other
December 31, 2020
Direct title premiums	$2,699	$2,699	$—	$—
Agency title premiums	3,599	3,599	—	—
Escrow, title related and other fees	3,092	2,782	138	172
Total title and escrow	9,390	9,080	138	172

Interest and investment income	900	151	743	6
Recognized gains and losses, net	488	143	352	(7)
Total revenue	10,778	9,374	1,233	171

Personnel costs	2,951	2,778	65	108
Agent commissions	2,749	2,749	—	—
Other operating expenses	1,759	1,536	75	148
Benefits & other policy reserve changes	866	—	866	—
Depreciation and amortization	296	149	123	24
Provision for title claim losses	283	283	—	—
Interest expense	90	1	18	71
Total expenses	8,994	7,496	1,147	351

Pre-tax earnings (loss) from continuing operations	$1,784	$1,878	$86	$(180)

Income tax expense (benefit)	322	432	(75)	(35)
Earnings from equity investments	15	14	—	1
Earnings (loss) from discontinued operations, net of tax	(25)	—	(25)	—
Non-controlling interests	25	25	—	—

Net earnings (loss) attributable to common shareholders	$1,427	$1,435	$136	$(144)

EPS from continuing operations attributable to common shareholders - basic	$5.11
EPS from discontinued operations attributable to common shareholders - basic	$(0.09)
EPS attributable to common shareholders - basic	$5.02
EPS from continuing operations attributable to common shareholders - diluted	$5.08
EPS from discontinued operations attributable to common shareholders - diluted	$(0.09)
EPS attributable to common shareholders - diluted	$4.99

Weighted average shares - basic	284
Weighted average shares - diluted	286

FIDELITY NATIONAL FINANCIAL, INC.
YTD SEGMENT INFORMATION
(In millions, except order information in thousands)
(Unaudited)

	Consolidated	Title	F&G	Corporate and Other
Twelve Months Ended
December 31, 2020
Net earnings (loss) attributable to common shareholders	$1,427	$1,435	$136	$(144)

Loss from discontinued operations, net of tax	(25)	—	(25)	—

Net earnings (loss) from continuing operations attributable to common shareholders	$1,452	$1,435	$161	$(144)

Pre-tax earnings (loss) from continuing operations	1,784	1,878	86	(180)

Non-GAAP Adjustments
Recognized (gains) and losses, net	(181)	(143)	(45)	7
Indexed product related derivatives	111	—	111	—
Debt issuance costs	5	—	—	5
Purchase price amortization	106	73	16	17
Transaction costs	68	—	21	47
Other adjustments	1	1	—	—

Adjusted pre-tax earnings (loss)	$1,894	$1,809	$189	$(104)

Total non-GAAP, pre-tax adjustments	$110	$(69)	$103	$76
Income taxes on non-GAAP adjustments	(29)	18	(29)	(18)
Non-controlling interest on non-GAAP adjustments	(7)	(6)	—	(1)
Total non-GAAP adjustments	$74	$(57)	$74	$57

Adjusted net earnings (loss) attributable to common shareholders	$1,526	$1,378	$235	$(87)

Adjusted EPS attributable to common shareholders - diluted	$5.34

FIDELITY NATIONAL FINANCIAL, INC.
SUMMARY BALANCE SHEET INFORMATION
(In millions)

	December 31, 2021	December 31, 2020
	(Unaudited)	(Unaudited)
Cash and investment portfolio	$47,135	$37,766
Goodwill	4,539	4,495
Title plant	400	404
Total assets	60,690	50,455
Notes payable	3,096	2,662
Reserve for title claim losses	1,883	1,623
Secured trust deposits	934	711
Non-controlling interests	43	41
Total equity and non-controlling interests	9,457	8,392
Total equity attributable to common shareholders	9,414	8,351

Non-GAAP Measures and Other Information

Title

The table below reconciles pre-tax title earnings to adjusted pre-tax title earnings.

	Three Months Ended		Year Ended
(Dollars in millions)	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Pre-tax earnings	$567	$896	$2,136	$1,878
Non-GAAP adjustments before taxes
Recognized (gains) and losses, net	135	(290)	393	(143)
Purchase price amortization	15	18	57	73
Other adjustments	—	—	—	1
Total non-GAAP adjustments	150	(272)	450	(69)
Adjusted pre-tax earnings	$717	$624	$2,586	$1,809
Adjusted pre-tax margin	22.4%	22.7%	21.7%	19.6%

FIDELITY NATIONAL FINANCIAL, INC.
QUARTERLY OPERATING STATISTICS
(Unaudited)

	Q4 2021	Q3 2021	Q2 2021	Q1 2021	Q4 2020	Q3 2020	Q2 2020	Q1 2020
Quarterly Opened Orders ('000's except % data)
Total opened orders*	536	688	695	770	728	847	693	682
Total opened orders per day*	8.5	10.8	10.9	12.6	11.6	13.2	10.8	11.0
Purchase % of opened orders	53%	50%	53%	42%	38%	40%	37%	41%
Refinance % of opened orders	47%	50%	47%	58%	62%	60%	63%	59%
Total closed orders*	477	527	568	597	617	571	487	377
Total closed orders per day*	7.6	8.2	8.9	9.8	9.8	8.9	7.6	6.1
Purchase % of closed orders	51%	50%	47%	34%	38%	42%	35%	46%
Refinance % of closed orders	49%	50%	53%	66%	62%	58%	65%	54%

Commercial (millions, except orders in '000's)
Total commercial revenue	$546	$366	$347	$257	$322	$216	$184	$245
Total commercial opened orders	64.5	66.8	69.4	62.2	57.0	58.1	43.9	56.3
Total commercial closed orders	46.1	40.1	42.3	34.8	39.5	30.6	25.7	31.0

National commercial revenue	$313	$183	$176	$127	$177	$113	$96	$132
National commercial opened orders	26.0	27.7	27.4	23.4	21.4	21.7	15.2	21.5
National commercial closed orders	18.1	14.8	14.9	11.2	13.4	9.8	8.8	10.7

Total Fee Per File
Fee per file	$3,023	$2,581	$2,444	$1,944	$2,116	$2,063	$1,889	$2,224
Residential fee per file	$2,158	$2,097	$2,030	$1,644	$1,661	$1,803	$1,614	$1,744
Total commercial fee per file	$11,800	$9,100	$8,200	$7,400	$8,200	$7,100	$7,200	$7,900
National commercial fee per file	$17,300	$12,400	$11,800	$11,300	$13,200	$11,500	$10,900	$12,300

Total Staffing
Total field operations employees	13,600	13,700	13,500	13,200	12,800	12,300	10,900	12,500

Actual title claims paid ($ millions)	$62	$55	$56	$46	$54	$50	$51	$48

Title (continued)

FIDELITY NATIONAL FINANCIAL, INC.
MONTHLY TITLE ORDER STATISTICS

	Direct Orders Opened *		Direct Orders Closed *
Month	/ (% Purchase)		/ (% Purchase)
October 2021	196,000	53%	165,000	50%
November 2021	182,000	53%	153,000	50%
December 2021	158,000	51%	159,000	54%

Fourth Quarter 2021	536,000	53%	477,000	51%

	Direct Orders Opened *		Direct Orders Closed *
Month	/ (% Purchase)		/ (% Purchase)
October 2020	259,000	40%	210,000	39%
November 2020	227,000	38%	190,000	37%
December 2020	242,000	34%	217,000	38%

Fourth Quarter 2020	728,000	38%	617,000	38%
* Includes an immaterial number of non-purchase and non-refinance orders

F&G

The table below reconciles the reported after-tax net earnings from continuing operations to adjusted net earnings from continuing operations attributable to common shareholders.

	Three Months Ended		Twelve Months Ended
	December 31, 2021	December 31, 2020	December 31, 2021
(Dollars in millions)
Net earnings (loss) attributable to common shareholders	$121	$137	$865
Less: Earnings (loss) from discontinued operations, net of tax	—	(2)	8
Net earnings (loss) from continuing operations attributable to common shareholders	$121	$139	$857
Non-GAAP adjustments(1,2):
Recognized (gains) and losses, net	(76)	(76)	(319)
Indexed product related derivatives	32	54	(52)
Purchase price amortization	6	7	26
Transaction costs	—	4	5
Other non-recurring items(3)	—	—	(284)
Income taxes on non-GAAP adjustments	7	—	128
Adjusted net earnings from continuing operations attributable to common shareholders(1)	$90	$128	$361

Adjusted net earnings from continuing operations include $3 million and $64 million of net favorable items in the three and twelve months ended December 31, 2021 respectively and $68 million net favorable items in the three months ended December 31, 2020.

The table below provides summary financial highlights.

	Three Months Ended		Twelve Months Ended
(Dollars in millions)	December 31, 2021	December 31, 2020	December 31, 2021
Average assets under management (AAUM)(1)	$35,699	$27,864	$31,938
Net investment spread - FIA(1)	3.59%	3.02%	3.33%
Net investment spread - All products(1)	2.89%	2.55%	2.81%
Net earnings (loss) from continuing operations attributable to common shareholders	$121	$139	$857
Adjusted net earnings from continuing operations attributable to common shareholders(1)	$90	$128	$361

The table below provides a summary of sales highlights, which are not affected by PGAAP and are comparable to prior period data.

	Three Months Ended		Twelve Months Ended
(In millions)	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Total sales(1)	$2,195	$1,459	$9,592	$4,837
Fixed indexed annuity (FIA) sales(1)	$1,055	$947	$4,310	$3,459
Total annuity sales(1)	$1,356	$1,309	$6,048	$4,235
Institutional sales(1)(4)	$811	$100	$3,457	$200

Footnotes:
1.Non-GAAP financial measure. See the Non-GAAP Measures section below for additional information.
2.Amounts are net of offsets related to value of business acquired (VOBA), deferred acquisition cost (DAC), deferred sale inducement (DSI) amortization, and unearned revenue (UREV) amortization, as applicable.
3.Reflects adjustments to benefits and other changes in policy reserves and depreciation and amortization resulting from the implementation of a new actuarial valuation system.
4.Institutional sales include funding agreements (FABN/FHLB) and pension risk transfer.

DEFINITIONS
The following represents the definitions of non-GAAP measures used by the Company.

Adjusted Net Earnings Attributable to Common Shareholders (Adjusted Net Earnings)

Adjusted net earnings attributable to common shareholders (adjusted net earnings) is a non-GAAP economic measure we use to evaluate financial performance each period. Adjusted net earnings is calculated by adjusting net earnings (loss) from continuing operations attributable to common shareholders to eliminate:
i.Recognized (gains) and losses, net: the impact of net investment gains/losses, including changes in allowance for expected credit losses and other than temporary impairment ("OTTI") losses, recognized in operations; the impact of market volatility on the alternative asset portfolio that differ from management's expectation of returns over the life of these assets; and the effect of changes in fair value of the reinsurance related embedded derivative;
ii.Indexed product related derivatives: the impacts related to changes in the fair value, including both realized and unrealized gains and losses, of index product related derivatives and embedded derivatives, net of hedging cost;
iii.Purchase price amortization: the impacts related to the amortization of certain intangibles (internally developed software, trademarks and value of distribution asset (VODA)) recognized as a result of acquisition activities;
iv.Transaction costs: the impacts related to acquisition, integration and merger related items; and
v.Other "non-recurring", "infrequent" or "unusual items": Management excludes certain items determined to be “non-recurring”, “infrequent” or “unusual” from adjusted net earnings when incurred if it is determined these expenses are not a reflection of the core business and when the nature of the item is such that it is not reasonably likely to recur within two years and/or there was not a similar item in the preceding two years.

Adjustments to adjusted net earnings are net of the corresponding impact on amortization of intangibles, as appropriate. The income tax impact related to these adjustments is measured using an effective tax rate, as appropriate by tax jurisdiction. While these adjustments are an integral part of the overall performance of F&G, market conditions and/or the non-operating nature of these items can overshadow the underlying performance of the core business. Accordingly, management considers this to be a useful measure internally and to investors and analysts in analyzing the trends of our operations. Adjusted net earnings should not be used as a substitute for net earnings (loss). However, we believe the adjustments made to net earnings (loss) in order to derive adjusted net earnings provide an understanding of our overall results of operations.

Net Investment Spread

Net investment spread is the excess of net investment income, adjusted for market volatility on the alternative asset investment portfolio, earned over the sum of interest credited to policyholders and the cost of hedging our risk on indexed product policies. Management considers this non-GAAP financial measure to be useful internally and to investors and analysts when assessing the performance of the Company’s invested assets against the level of investment return provided to policyholders, inclusive of hedging costs.

Assets Under Management (AUM)
AUM is calculated as the sum of:

i.total invested assets at amortized cost, excluding derivatives;
ii.related party loans and investments;
iii.accrued investment income;
iv.the net payable/receivable for the purchase/sale of investments, and
v.cash and cash equivalents excluding derivative collateral at the beginning of the period and the end of each month in the period, divided by the total number of months in the period plus one.
Management considers this non-GAAP financial measure to be useful internally and to investors and analysts when assessing the rate of return on assets available for reinvestment.

Average Assets Under Management (AAUM)

AAUM is calculated as AUM at the beginning of the period and the end of each month in the period, divided by the total number of months in the period plus one.

Management considers this non-GAAP financial measure to be useful internally and to investors and analysts when assessing the rate of return on assets available for reinvestment.

Sales

Annuity, IUL and funding agreement sales are not derived from any specific GAAP income statement accounts or line items and should not be viewed as a substitute for any financial measure determined in accordance with GAAP. Sales from these products are recorded as deposit liabilities (i.e. contractholder funds) within the Company's consolidated financial statements in accordance with GAAP. PRT sales are recorded as premiums in revenues within the consolidated financial statements. Management believes that presentation of sales, as measured for management purposes, enhances the understanding of our business and helps depict longer term trends that may not be apparent in the results of operations due to the timing of sales and revenue recognition.